securities and exchange commission
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Georgina Thomas
U.S. Bank National Association
633 W. 5th Street, 24th floor
Los Angeles, CA 90071
(213-615-6001)
(Name, address and telephone number of agent for service)

Grupo Iusacell, S.A. de C.V.
(Issuer with respect to the Securities)

Mexico
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Montes Urales No. 460, Piso 1 Colonia Lomas De Chapultepec Delegacion Miguel Hidalgo, 11000 Mexico, D.F.
(Address of Principal Executive Offices)	(Zip Code)

9% Senior Secured Notes due 2017
  (Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, in the State of California on the 30th of June, 2011.

By:	/s/ Georgina Thomas
Georgina Thomas
Assistant Vice President

Exhibit 2

Comptroller of the Currency Administrator of National Banks
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of
[SEAL]
Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 3
Comptroller of the Currency Administrator of National Banks
Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of
[SEAL]
Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 30, 2011

By:	/s/ Georgina Thomas
Georgina Thomas
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2011

($000’s)

3/31/2011
Assets
Cash and Balances Due From	$13,798,547
Depository Institutions
Securities	58,784,508
Federal Funds	4,446,250
Loans & Lease Financing Receivables	188,553,195
Fixed Assets	5,071,554
Intangible Assets	13,223,551
Other Assets	22,091,641
Total Assets	$305,969,246

Liabilities
Deposits	$215,206,369
Fed Funds	8,615,219
Treasury Demand Notes	0
Trading Liabilities	579,986
Other Borrowed Money	34,076,282
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,772,817
Total Liabilities	$274,011,394

Equity
Minority Interest in Subsidiaries	$1,761,010
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	16,041,770
Total Equity Capital	$31,957,852

Total Liabilities and Equity Capital	$305,969,246